Exhibit 5.1

Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com

August 29, 2005

Consolidation Loan Funding, LLC

9477 Waples Street, Suite 100

San Diego, California 92121

Consolidation Loan Funding II, LLC

9477 Waples Street, Suite 100

San Diego, California 92121

Goal Capital Funding, LLC

9477 Waples Street, Suite 100

San Diego, California 92121

Re:	Higher Education Funding I (“HEF”), Consolidation Loan Funding, LLC (“CLF”), Consolidation Loan Funding II, LLC (“CLF II”), Student Loan Consolidation Center Student Loan Trust I (“SLCC SLT”), Education Loan Asset-Backed Trust I (“ELAB”), Goal Capital Funding, LLC (“Funding”) and Goal Capital Funding Trust (“Funding Trust”; ELAB, SLCC SLT, HEF and Funding Trust may be referred to individually as a “Trust” or a “related Trust”; the Trusts, CLF, CLF II and Funding may be referred to collectively as the “Co-Registrants”)
Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for CLF, CLF II and Funding in connection with the filing by the Co-Registrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (together with the

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exhibits and amendments thereto, the “Registration Statement”), registering asset-backed notes (the “Notes”). The Notes of a particular series will be issued by a Trust pursuant to an Indenture of Trust (as may be amended or otherwise modified from time to time, “Indenture of Trust”), among such Trust, an eligible lender trustee (the “Eligible Lender Trustee”) and an indenture trustee (the “Indenture Trustee”), and a related Supplemental Indenture of Trust (“Supplemental Indenture” and, together with the Indenture of Trust, the “Indenture”), substantially in the forms filed as exhibits to the Registration Statement.

We have examined the Registration Statement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”).

We have assumed for the purposes of the opinion set forth below that the Notes will be issued in series created as described in the Registration Statement and that the Notes will be sold by a Trust for reasonably equivalent consideration.

We have also assumed that: (i) the Transaction Documents and the Notes have been or will be duly authorized by all necessary corporate, limited liability company or trust action and (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the applicable Indenture.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of the parties to the Transaction Documents and their affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Notes for which we do not act as counsel to you.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Act, (b) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Notes have been duly executed and issued by the related Trust, authenticated by the Indenture Trustee, and sold, and (d) payment of the agreed consideration for the Notes has been received by the related Trust, all in accordance with the terms and conditions of the related Transaction Documents and the related underwriting agreement in the manner described in the Registration Statement, such Notes will be legally issued and binding obligations of the related Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use of our name therein.

We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP